ADVANTAGE SOLUTIONS INC. Q3 2022 Earnings Presentation November 9, 2022

Disclaimer Forward-Looking Statements Certain statements in this presentation may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected future performance of Advantage's business. Forward-looking statements generally relate to future events or Advantage’s future financial or operating performance. These forward-looking statements generally are identified by the words “may”, “should”, “could”, “expect”, “intend”, “will”, “would”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Advantage and its management at the time of such statements, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the COVID-19 pandemic and the measures taken in response thereto; the availability, acceptance, administration and effectiveness of any COVID-19 vaccine; market-driven wage changes or changes to labor laws or wage or job classification regulations, including minimum wage; Advantage’s ability to continue to generate significant operating cash flow; client procurement strategies and consolidation of Advantage’s clients’ industries creating pressure on the nature and pricing of its services; consumer goods manufacturers and retailers reviewing and changing their sales, retail, marketing, and technology programs and relationships; Advantage’s ability to successfully develop and maintain relevant omni-channel services for our clients in an evolving industry and to otherwise adapt to significant technological change; Advantage’s ability to maintain proper and effective internal control over financial reporting in the future; potential and actual harms to Advantage’s business arising from the Take 5 Matter; Advantage’s substantial indebtedness and our ability to refinance at favorable rates; and other risks and uncertainties set forth in the section titled “Risk Factors” in the Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 1, 2022 and November 9, 2022, respectively, and in its other filings made from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Advantage assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.   Non-GAAP Financial Measures and Related Information This presentation includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), Adjusted EBITDA and Net Debt. These are not measures of financial performance calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing Advantage’s financial results. Therefore, the measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Advantage’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included below. Advantage believes these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to Advantage’s financial condition and results of operations. Advantage believes that the use of Adjusted EBITDA and Net Debt provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Advantage’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Additionally, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Advantage’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Adjusted EBITDA means net income (loss) before (i) interest expense, net, (ii) provision for income taxes, (iii) depreciation, (iv) impairment of goodwill and indefinite-lived assets, (v) amortization of intangible assets, (vi) equity based compensation of Karman Topco L.P. , (vii) change in fair value of warrant liability, (viii) stock-based compensation expense, (ix) fair value adjustments of contingent consideration related to acquisitions, (x) acquisition-related expenses, (xi) costs associated with COVID-19, net of benefits received, (xii) EBITDA for economic interests in investments, (xiii) restructuring expenses, (xiv) litigation expenses (recovery), (xv) costs associated with the Take 5 Matter and (xvi) other adjustments that management believes are helpful in evaluating our operating performance. Net Debt represents the sum of current portion of long-term debt and long-term debt, less cash and cash equivalents and debt issuance costs. With respect to Net Debt, cash and cash equivalents are subtracted from the GAAP measure, total debt, because they could be used to reduce the debt obligations. We present Net Debt because we believe this non-GAAP measure provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and to evaluate changes to the Company's capital structure and credit quality assessment. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

Q3 Key Messages Advantage generated approximately 13% year-on-year revenue growth driven by: In-store sampling and demonstration events up 41% year-on-year Further growth in retail merchandising services Adjusted EBITDA and margin declined year-over-year as anticipated reflecting a shift in revenue mix and cost inflation across wages, gasoline and other categories Continuing to work with clients to implement price increases to recoup wages (3-9 month lag to implement; expect this to persist until labor market stabilizes) Overall macro-economic conditions resulting in ongoing challenges for CPG manufacturers and retailers Tight labor market continues to worsen; wages remain elevated; supply chain concerns Steady build-back of pandemic impacted businesses but normalization occurring slower than anticipated Capital allocation priorities will emphasize de-leveraging balance sheet and less near-term focus on M&A

Note: Please see the appendix for a reconciliation of non-GAAP financial measures to most directly comparable GAAP measures. Totals may not add due to rounding. Total Advantage Sales Segment Marketing Segment Revenues Adjusted EBITDA Q3 results demonstrate continued recovery $ in millions. $ in millions. % margin % margin % margin

HEALTHY Revenue TRENDS ACROSS SEGMENTS IN Q3 Solid revenue performance in Sales segment Recovery in international businesses Retail merchandising growth Contributions from acquisitions Mix challenged by growth in lower margin merchandising services Ongoing recovery in Marketing segment In-store sampling and demonstration continuing to rebound; event count up 41% year-over-year; event count improved to 65% of Q3 2019 levels Continued modest profit growth as we incur expense to source labor; accelerating profitability as business scales SAMPLING Event count +41% YoY

Outlook AND GUIDANCE Updating 2022 Outlook: Reducing FY 2022 Adjusted EBITDA guidance to a range of $430 million to $440 million from a range of $490 million to $510 million, previously This reflects a number of factors, including: Tighter than anticipated labor market Impacts from inflationary pressures especially on wages and ancillary expenses Broad macro-economic uncertainty that are challenging consumers, retailers and CPG brands Based on strong customer demand, we anticipate sampling and demo business will continue to build back in 2023 Formal financial guidance for fiscal 2023 will be provided in March 2023

Total Debt of $2.1 billion(1) Leverage at around 4.2x net debt(1) to LTM September Adjusted EBITDA No meaningful maturities for the next four+ years Debt Capitalization: Equity capitalization as of September 30, 2022: 319,675,888 Class A Common shares outstanding 1,610,014 Treasury shares outstanding 18,578,321 Warrants with a $11.50 exercise price per share 6,279,451 Performance Restricted Stock Units (“PSUs”)(4) 7,755,186 Restricted Stock Units (“RSUs”) 945,664 Options Capitalization Summary Net debt is a non-GAAP financial measure and includes Other Debt of approximately $6M. For a reconciliation of net debt to total debt, the most directly comparable GAAP counterpart, please see the appendix attached hereto. First Lien Term Loan rate subject to 0.75% LIBOR floor. See First Lien Credit Agreement, dated October 28, 2020 and First Lien Amendment dated October 28, 2021 for additional information. First Lien Term Loan amortizes at 1% per annum, paid quarterly. Illustratively showing full $1,302 million obligation in 2027E maturity. Represents the number of underlying shares that would be issued at Target performance levels.   Maturity Rate Outstanding First Lien Term Loan 2027 L+4.50%(2) 1,302 Senior Secured Notes 2028 6.50% 775 Total Funded Debt     $2,077 1L Term Loan Sr. Secured Notes (3)

Non-GAAP Reconciliation

NON-GAAP RECONCILIATION *(1/4)*

Consolidated	Three Months Ended March 31, 2022	Three Months Ended June 30, 2022	Three Months Ended September 30, 2022
Total Company (in thousands)			
Net income	$ 17,534	$ 3,676	$ 23,227
Add:			
Interest expense, net	11,883	28,188	23,557
Provision for income taxes	9,049	1,316	1,158
Depreciation and amortization	57,768	58,444	57,785
Equity-based compensation of Topco[1]	(2,795)	(3,519)	(828)
Change in fair value of warrant liability	(15,442)	(4,914)	(1,100)
Stock-based compensation expense[2]	7,771	14,961	7,174
Fair value adjustments related to contingent consideration related to acquisitions[3]	2,134	3,654	(340)
Acquisition-related expenses[4]	9,585	5,998	4,260
EBITDA for economic interests in investments[5]	(4,052)	(1,020)	(2,474)
Restructuring expenses[6]	643	253	3,562
Litigation[7]	—	(800)	—
Costs associated with COVID-19, net of benefits received[8]	1,574	1,362	2,009
Costs associated with the Take 5 Matter[9]	1,087	723	278
Adjusted EBITDA	$ 96,739	$ 108,322	$ 118,268

(in thousands)	Three Months Ended March 31, 2022	Three Months Ended June 30, 2022	Three Months Ended September 30, 2022
Numerator – Adjusted EBITDA	$ 96,739	$ 108,322	$ 118,268
Denominator – Revenues	$ 914,808	$ 981,076	$ 1,051,095
Adjusted EBITDA Margin	10.6%	11.0%	11.3%

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NON-GAAP RECONCILIATION *(2/4)*

	Three Months Ended		
	March 31, 2022	June 30, 2022	September 30, 2022
Sales Segment (in thousands)			
Operating income	$ 18,973	$ 15,177	$ 31,765
Add:			
Depreciation and amortization	40,969	40,543	39,798
Equity-based compensation of Topco[1]	(1,652)	(2,032)	(320)
Stock-based compensation expense[2]	4,758	9,171	4,080
Fair value adjustments related to contingent consideration related to acquisitions[3]	803	6,090	(1,901)
Acquisition-related expenses[4]	7,314	3,540	2,880
EBITDA for economic interests in investments[5]	(4,207)	(1,155)	(2,656)
Restructuring expenses[6]	819	340	2,360
Litigation[7]	—	(100)	—
Costs associated with COVID-19, net of benefits received[8]	456	179	166
Sales Segment Adjusted EBITDA	$ 68,233	$ 71,753	$ 76,172

	Three Months Ended		
	March 31, 2022	June 30, 2022	September 30, 2022
Marketing Segment (in thousands)			
Operating income	$ 4,051	$ 13,089	$ 15,077
Add:			
Depreciation and amortization	16,799	17,901	17,987
Equity-based compensation of Topco[1]	(1,143)	(1,487)	(508)
Stock-based compensation expense[2]	3,013	5,790	3,094
Fair value adjustments related to contingent consideration related to acquisitions[3]	1,331	(2,436)	1,561
Acquisition-related expenses[4]	2,271	2,458	1,380
EBITDA for economic interests in investments[5]	155	135	182
Restructuring expenses[6]	(176)	(87)	1,202
Litigation[7]	—	(700)	—
Costs associated with COVID-19, net of benefits received[8]	1,118	1,183	1,843
Costs associated with the Take 5 Matter[9]	1,087	723	278
Marketing Segment Adjusted EBITDA	$ 28,506	$ 36,569	$ 42,096

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Non-GAAP Reconciliation (3/4) (in millions) September 30, 2022 Current portion of long-term debt $ 14,7 Long-term debt, net of current portion 2,024.6 Less: Debt issuance costs (43.1) Total Debt 2,082.4 Less: Cash and cash equivalents 96.2 Total Net Debt $ 1,986.2

Non-GAAP Reconciliation (4/4) Note: Numerical figures included in this slide have been subject to rounding adjustments Represents expenses related to (i) equity-based compensation expense associated with grants of Common Series D Units of Karman Topco L.P. (“Topco”) made to one of the equityholders of Topco and (ii) equity-based compensation expense associated with the Common Series C Units of Topco. Represents non-cash compensation expense related to the 2020 Incentive Award Plan and the 2020 Employee Stock Purchase Plan. Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions, excluding the present value accretion recorded in interest expense, net, for the applicable periods. Represents fees and costs associated with activities related to our acquisitions and restructuring activities including professional fees, due diligence, and integration activities. Represents additions to reflect our proportional share of Adjusted EBITDA related to our equity method investments and reductions to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements. Represents fees and costs associated with various internal reorganization activities among our consolidated entities. Represents legal settlements that are unusual or infrequent costs associated with our operating activities. Represents (a) costs related to implementation of strategies for workplace safety in response to COVID-19, including employee-relief fund, additional sick pay for front-line associates, medical benefit payments for furloughed associates, and personal protective equipment and (b) benefits received from government grants for COVID-19 relief. Represents costs associated with the Take 5 Matter, primarily, professional fees and other related costs, for the three and nine months ended September 30, 2022 and 2021, respectively.

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